Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces First Quarter 2009 Results

NEW YORK--(BUSINESS WIRE)--April 28, 2009--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC)

First Quarter Results

  Total Net Revenue of $497 million
  Provision for Loan Losses of $454 million
  Net Loss of $233 million, or $0.41 per share
  Total Daily Average Revenue Trades (DARTs) of 194,000
  Record brokerage accounts of 2.7 million, with net new brokerage accounts of 63,000
  Record customer accounts of 4.5 million, with net new accounts of 56,000
  Total customer cash and deposits of $34.4 billion
  Total net new customer assets of $3.5 billion

Capital and Liquidity Metrics

  Bank Tier-1 and risk-based capital ratios of 5.63% and 11.85%, respectively
  Bank excess risk-based capital (excess to the regulatory well-capitalized threshold) of
  $451 million
  Corporate cash of $406 million; Bank cash of $3.9 billion; unused FHLB lines of $10.0 billion

E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2009, reporting a net loss of $233 million, or $0.41 per share, compared with a net loss of $276 million, or $0.50 per share, in the prior quarter and a net loss of $91 million, or $0.20 per share, a year ago.

The Company reported total DARTs of 194,000 in the first quarter, an eight percent year-over-year increase, although a 10 percent decrease from the record levels of the prior quarter. The Company added 63,000 net new brokerage accounts during the period. At quarter end, E*TRADE reported a record 4.5 million customer accounts, which included a record 2.7 million brokerage accounts. Customer net new assets were $3.5 billion during the quarter. Total customer cash and deposits increased $2.1 billion, in part due to the continued growth of the Complete Savings Account despite a 1.56 percentage point drop in annual percentage yield during the quarter. Margin receivables declined from $2.8 to $2.4 billion.

“E*TRADE’s growth in net new brokerage accounts and customer assets was the result of a renewed focus on our core investor base, strong activity by existing customers across a full range of products, and a gain in market share versus traditional brokerage firms,” said Donald H. Layton, Chairman and CEO, E*TRADE FINANCIAL Corporation. “Transaction volumes were also strong in the first quarter on continued volatility and late-quarter rising markets.”

Commissions, fees and service charges, principal transactions, and other revenue for the first quarter were $202 million, which compared with $224 million in the fourth quarter. This reflects lower revenue from the decline in DARTs from last quarter’s record levels, fewer trading days in the quarter and lower revenue from principal transactions, partially offset by an increase in average commission per trade.

The Company reported net interest income of $279 million, an increase from $274 million in the fourth quarter, as a result of maintaining the level of interest earning assets and a slight increase in the interest income spread to 234 basis points. Total operating expense declined by $27 million to $294 million from the prior quarter and declined by $60 million year over year.

The Company continued to make progress during the first quarter in reducing balance sheet risk, shrinking its bank loan portfolio by approximately $1 billion from last quarter, of which approximately $700 million was related to prepayment or scheduled principal reductions.

In the home equity portfolio, which represents the Company’s greatest exposure to loan losses, special mention delinquencies (30-89 days) decreased 25 percent in the quarter, while “at risk” delinquencies (30-179 days) declined five percent. Total special mention delinquencies for the Company’s loan portfolio, which also includes one- to four-family and consumer and other loans, declined by 10 percent in the quarter.

“We continue to believe that E*TRADE’s loan portfolio is further advanced in the credit cycle than the broader industry,” said Mr. Layton. “Our home equity portfolio is showing signs of improving performance, with declines in special mention delinquencies in each month of the quarter; however, continued deterioration in the one- to four-family and consumer and other portfolios necessitated further reserve building this quarter.”

First quarter provision for loan losses decreased $59 million from the prior quarter to $454 million. Total allowance for loan losses increased $120 million to $1.2 billion, or five percent of gross loans receivable, as the Company increased its one- to four-family and consumer and other portfolio reserves. Total net charge-offs in the quarter were $334 million, an increase of $27 million from the prior quarter.

The Company reported Bank Tier-1 and risk-based capital ratios of 5.63 percent and 11.85 percent, respectively. The Bank had excess Tier-1 capital of $288 million and excess risk-based capital (i.e., above the level regulations define as well-capitalized) of $451 million as of March 31, 2009. The Company noted that subsequent to the end of the quarter, it injected an additional $150 million of capital into the Bank.

“Given the uncertainties of the current environment, we believe that it is necessary to further improve the Company’s capital position,” said Mr. Layton. “We have been increasing our efforts to reduce the size of the Bank’s balance sheet and the associated risk, to deleverage the Parent company’s capital structure, and also to generate additional capital to inject into the Bank.” The Company noted that such efforts would involve public market issuance and/or private investors and would create significant dilution to current shareholders; deleveraging of the Parent would also substantially reduce its interest expense.

The Company also noted that its primary banking regulator, the Office of Thrift Supervision, has advised the Company to address these capital requirements in the near term, including both raising new capital for E*TRADE Bank and reducing the leverage of the Parent holding company. One alternative that the Company continues to pursue is the U.S. Treasury’s TARP Capital Purchase Program which, if it is made available, would likely have additional conditions that would also produce significant dilution. The Company can not predict when or if its application will be acted upon.

Historical monthly metrics from January 2006 to March 2009 can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 93649598. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and related banking products and services to retail investors. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q. Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E* TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenue:
Operating interest income	$486,637	$540,204	$699,591
Operating interest expense	(207,975)	(266,107)	(373,220)
Net operating interest income	278,662	274,097	326,371
Commission	125,626	141,548	122,255
Fees and service charges	46,715	44,441	54,941
Principal transactions	17,642	25,336	20,490
Gain (loss) on loans and securities, net	16,507	(11,410)	(8,567)
Other revenue	12,191	12,421	13,604
Total non-interest income	218,681	212,336	202,723
Total net revenue	497,343	486,433	529,094
Provision for loan losses	453,963	512,874	233,871
Operating expense:
Compensation and benefits	84,172	80,531	123,128
Clearing and servicing	42,671	47,970	44,885
Advertising and market development	43,591	44,684	57,448
Communications	21,561	24,169	25,094
Professional services	19,630	27,814	23,645
Occupancy and equipment	19,541	23,100	20,498
Depreciation and amortization	20,274	19,876	21,653
Amortization of other intangibles	7,436	7,764	10,910
Facility restructuring and other exit activities	(112)	977	10,566
Other	35,220	44,564	16,506
Total operating expense	293,984	321,449	354,333
Loss before other income (expense), income tax benefit and discontinued operations	(250,604)	(347,890)	(59,110)
Other income (expense):
Corporate interest income	424	1,591	2,426
Corporate interest expense	(87,315)	(87,898)	(95,241)
Gain (loss) on sales of investments, net	(433)	(4,537)	502
Loss on early extinguishment of debt	(2,999)	-	(2,851)
Equity in income (loss) of investments and venture funds	(3,129)	(6,608)	4,699
Total other income (expense)	(93,452)	(97,452)	(90,465)
Loss before income tax benefit and discontinued operations	(344,056)	(445,342)	(149,575)
Income tax benefit	(111,371)	(169,117)	(56,648)
Loss from continuing operations	(232,685)	(276,225)	(92,927)
Discontinued operations, net of tax:
Income from discontinued operations	-	-	1,734
Gain on disposal of discontinued operations	-	662	-
Income from discontinued operations, net of tax	-	662	1,734
Net loss	$(232,685)	$(275,563)	$(91,193)

Basic loss per share from continuing operations	$(0.41)	$(0.50)	$(0.20)
Basic earnings per share from discontinued operations	-	0.00	0.00
Basic net loss per share	$(0.41)	$(0.50)	$(0.20)

Diluted loss per share from continuing operations	$(0.41)	$(0.50)	$(0.20)
Diluted earnings per share from discontinued operations	-	0.00	0.00
Diluted net loss per share	$(0.41)	$(0.50)	$(0.20)
Shares used in computation of per share data:
Basic	567,833	548,638	460,857
Diluted(1)	567,833	548,638	460,857

E* TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and equivalents	$4,492,306	$3,853,849
Cash and investments required to be segregated under federal or other regulations	1,900,235	1,141,598
Trading securities	46,309	55,481
Available-for-sale mortgage-backed and investment securities	11,823,392	10,806,094
Margin receivables	2,436,611	2,791,168
Loans, net	23,271,969	24,451,852
Investment in Federal Home Loan Bank stock	183,863	200,892
Property and equipment, net	321,934	319,222
Goodwill	1,952,326	1,938,325
Other intangibles, net	378,699	386,130
Other assets	2,639,232	2,593,604
Total assets	$49,446,876	$48,538,215

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$27,641,485	$26,136,246
Securities sold under agreements to repurchase	6,946,160	7,381,279
Customer payables	4,181,332	3,753,332
Other borrowings	4,083,033	4,353,777
Corporate debt	2,752,673	2,750,532
Accounts payable, accrued and other liabilities	1,384,042	1,571,553
Total liabilities	46,988,725	45,946,719

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 1,200,000,000; shares issued and outstanding: 572,051,743 at March 31, 2009 and 563,523,086 at December 31, 2008	5,721	5,635
Additional paid-in-capital	4,084,643	4,064,282
Accumulated deficit	(1,078,452)	(845,767)
Accumulated other comprehensive loss	(553,761)	(632,654)
Total shareholders' equity	2,458,151	2,591,496
Total liabilities and shareholders' equity	$49,446,876	$48,538,215

Segment Reporting
	Three Months Ended March 31, 2009
	Trading and Investing	Balance Sheet Management	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$259,626	$444,292	$(217,281)	$486,637
Operating interest expense	(97,951)	(327,305)	217,281	(207,975)
Net operating interest income	161,675	116,987	-	278,662
Commission	125,626	-	-	125,626
Fees and service charges	45,055	1,660	-	46,715
Principal transactions	17,642	-	-	17,642
Gain (loss) on loans and securities, net	(22)	16,529	-	16,507
Other revenue	8,894	3,297	-	12,191
Total non-interest income	197,195	21,486	-	218,681
Total net revenue	358,870	138,473	-	497,343
Provision for loan losses	-	453,963	-	453,963
Operating expense:
Compensation and benefits	69,643	14,529	-	84,172
Clearing and servicing	20,776	21,895	-	42,671
Advertising and market development	43,586	5	-	43,591
Communications	21,462	99	-	21,561
Professional services	12,908	6,722	-	19,630
Occupancy and equipment	19,673	(132)	-	19,541
Depreciation and amortization	17,705	2,569	-	20,274
Amortization of other intangibles	7,436	-	-	7,436
Facility restructuring and other exit activities	(87)	(25)	-	(112)
Other	23,618	11,602	-	35,220
Total operating expense	236,720	57,264	-	293,984
Segment income (loss)	$122,150	$(372,754)	$-	$(250,604)

	Three Months Ended December 31, 2008
	Trading and Investing	Balance Sheet Management	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$319,679	$483,290	$(262,765)	$540,204
Operating interest expense	(134,621)	(394,251)	262,765	(266,107)
Net operating interest income	185,058	89,039	-	274,097
Commission	141,484	64	-	141,548
Fees and service charges	44,238	203	-	44,441
Principal transactions	25,336	-	-	25,336
Loss on loans and securities, net	(57)	(11,353)	-	(11,410)
Other revenue	9,186	3,243	(8)	12,421
Total non-interest income (loss)	220,187	(7,843)	(8)	212,336
Total net revenue	405,245	81,196	(8)	486,433
Provision for loan losses	-	512,874	-	512,874
Operating expense:
Compensation and benefits	62,809	17,722	-	80,531
Clearing and servicing	22,957	25,021	(8)	47,970
Advertising and market development	44,684	-	-	44,684
Communications	23,791	378	-	24,169
Professional services	15,709	12,105	-	27,814
Occupancy and equipment	22,135	965	-	23,100
Depreciation and amortization	16,441	3,435	-	19,876
Amortization of other intangibles	7,764	-	-	7,764
Facility restructuring and other exit activities	141	836	-	977
Other	36,122	8,442	-	44,564
Total operating expense	252,553	68,904	(8)	321,449
Segment income (loss)	$152,692	$(500,582)	$-	$(347,890)

	Three Months Ended March 31, 2008
	Trading and Investing	Balance Sheet Management	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$416,684	$590,121	$(307,214)	$699,591
Operating interest expense	(209,378)	(471,056)	307,214	(373,220)
Net operating interest income	207,306	119,065	-	326,371
Commission	121,669	586	-	122,255
Fees and service charges	50,877	4,064	-	54,941
Principal transactions	20,376	114	-	20,490
Loss on loans and securities, net	(2)	(8,565)	-	(8,567)
Other revenue	9,753	3,867	(16)	13,604
Total non-interest income	202,673	66	(16)	202,723
Total net revenue	409,979	119,131	(16)	529,094
Provision for loan losses	-	233,871	-	233,871
Operating expense:
Compensation and benefits	90,932	32,196	-	123,128
Clearing and servicing	20,347	24,554	(16)	44,885
Advertising and market development	57,444	4	-	57,448
Communications	24,102	992	-	25,094
Professional services	14,852	8,793	-	23,645
Occupancy and equipment	19,640	858	-	20,498
Depreciation and amortization	16,910	4,743	-	21,653
Amortization of other intangibles	10,910	-	-	10,910
Facility restructuring and other exit activities	182	10,384	-	10,566
Other	30,637	(14,131)	-	16,506
Total operating expense	285,956	68,393	(16)	354,333
Segment income (loss)	$124,023	$(183,133)	$-	$(59,110)

Key Performance Metrics(3)
Corporate Metrics	Qtr ended 3/31/09	Qtr ended 12/31/08	Qtr ended 3/31/09 vs. 12/31/08	Qtr ended 3/31/08	Qtr ended 3/31/09 vs. 3/31/08

Operating margin %(4)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Trading and Investing	34%	38%	(4)%	30%	4%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,178	3,249	(2)%	3,565	(11)%
Consultants and other	138	146	(5)%	302	(54)%
Total headcount	3,316	3,395	(2)%	3,867	(14)%

Revenue per headcount	$149,983	$143,279	5%	$136,823	10%

Revenue per compensation and benefits dollar	$5.91	$6.04	(2)%	$4.30	37%

Book value per share	$4.30	$4.60	(7)%	$5.80	(26)%
Tangible book value per share	$0.22	$0.47	(53)%	$0.57	(61)%

Corporate cash ($MM)(5)	$406.2	$434.9	(7)%	$296.4	37%

Enterprise net interest spread (basis points)(6)	234	232	1%	250	(6)%
Enterprise interest-earning assets, average ($MM)	$44,696	$44,329	1%	$48,895	(9)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Loss from continuing operations	$(232.7)	$(276.2)	N.M.	$(92.9)	N.M.
Tax benefit	(111.4)	(169.1)	N.M.	(56.6)	N.M.
Depreciation & amortization	27.7	27.6	0%	32.6	(15)%
Corporate interest expense	87.3	87.9	(1)%	95.2	(8)%
EBITDA	$(229.1)	$(329.8)	N.M.	$(21.7)	N.M.

Interest coverage	(2.6)	(3.8)	N.M.	(0.2)	N.M.

Bank earnings before taxes and before credit losses ($MM)(7)	$180.9	$164.5	10%	$182.7	(1)%

Trading and Investing Metrics

Trading days	61.0	63.0	N.M.	61.0	N.M.

DARTs
U.S.	170,586	188,748	(10)%	155,706	10%
International	23,896	27,201	(12)%	24,849	(4)%
DARTs from continuing operations	194,482	215,949	(10)%	180,555	8%
DARTs from discontinued operations	-	-	N.M.	10,169	N.M.
Total DARTs	194,482	215,949	(10)%	190,724	2%

Total trades from continuing operations (MM)	11.9	13.6	(13)%	11.0	8%
Total trades from discontinued operations (MM)	-	-	N.M.	0.6	N.M.
Total trades (MM)	11.9	13.6	(13)%	11.6	3%

Average commission per trade from continuing operations	$10.59	$10.40	2%	$11.05	(4)%
Average commission per trade from discontinued operations	-	-	N.M.	10.83	N.M.
Total average commission per trade	$10.59	$10.40	2%	$11.04	(4)%

End of period margin debt from continuing operations ($B)	$2.46	$2.81	(12)%	$6.46	(62)%
End of period margin debt from discontinued operations ($B)	-	-	N.M.	0.24	N.M.
Total end of period margin debt ($B)	$2.46	$2.81	(12)%	$6.70	(63)%

Average margin debt from continuing operations ($B)	$2.78	$3.47	(20)%	$6.73	(59)%
Average margin debt from discontinued operations ($B)	-	-	N.M.	0.26	N.M.
Total average margin debt ($B)	$2.78	$3.47	(20)%	$6.99	(60)%
Gross new brokerage accounts	147,646	192,275	(23)%	128,611	15%
Gross new stock plan accounts	41,216	42,558	(3)%	46,791	(12)%
Gross new banking accounts	49,906	55,077	(9)%	119,294	(58)%
Closed accounts(8)	(182,819)	(207,950)	N.M.	(228,750)	N.M.
Net new accounts from continuing operations	55,949	81,960	(32)%	65,946	(15)%
Net new accounts from discontinued operations	-	-	N.M.	(16,400)	N.M.
Net new accounts	55,949	81,960	(32)%	49,546	13%

Net new brokerage accounts	63,241	77,241	(18)%	24,997	153%
Net new stock plan accounts	(15,868)	(1,332)	N.M.	(26,146)	N.M.
Net new banking accounts	8,576	6,051	42%	67,095	(87)%
Net new accounts	55,949	81,960	(32)%	65,946	(15)%

End of period brokerage accounts	2,660,584	2,597,343	2%	2,477,892	7%
End of period stock plan accounts	1,002,862	1,018,730	(2)%	1,028,614	(3)%
End of period banking accounts(8)	825,799	817,223	1%	799,572	3%
End of period accounts from continuing operations	4,489,245	4,433,296	1%	4,306,078	4%
End of period accounts from discontinued operations	-	-	N.M.	412,790	N.M.
End of period total accounts	4,489,245	4,433,296	1%	4,718,868	(5)%

Net new customers from continuing operations(9)	50,989	69,486	(27)%	36,877	38%
Net new customers from discontinued operations and other(9)	-	-	N.M.	17,160	N.M.
Total net new customers(9)	50,989	69,486	(27)%	54,037	(6)%

End of period brokerage customers	2,258,726	2,201,862	3%	2,092,346	8%
End of period all other customers	955,203	961,078	(1)%	964,937	(1)%
End of period total customers(9)	3,213,929	3,162,940	2%	3,057,283	5%

Segment income per brokerage customer	$159	$184	(14)%	$196	(19)%

Customer Assets ($B)
Security holdings	$67.0	$69.7	(4)%	$105.4	(36)%
Customer payables (cash)(10)	4.2	3.8	11%	4.4	(5)%
Customer cash balances held by third parties	2.8	2.8	0%	3.3	(15)%
Unexercised stock plan customer options (vested)	9.0	10.2	(12)%	24.5	(63)%
Customer assets in brokerage and stock plan accounts	83.0	86.5	(4)%	137.6	(40)%
Sweep deposit accounts	10.2	9.6	6%	10.0	2%
Savings and transaction accounts	15.1	13.7	10%	12.5	21%
CDs	2.1	2.4	(13)%	3.7	(43)%
Customer assets in banking accounts	27.4	25.7	7%	26.2	5%
Customer assets from continuing operations	110.4	112.2	(2)%	163.8	(33)%
Customer assets from discontinued operations	-	-	N.M.	4.6	N.M.
Total customer assets	$110.4	$112.2	(2)%	$168.4	(34)%

Net new customer assets from continuing operations ($B)(11)	$3.5	$3.5	0%	$0.3	1067%
Net new customer assets from discontinued operations and other ($B)(11)	-	-	N.M.	-	N.M.
Total net new customer assets ($B)(11)	$3.5	$3.5	0%	$0.3	1067%

Brokerage related cash ($B)	$17.2	$16.2	6%	$17.7	(3)%
Other customer cash and deposits ($B)	17.2	16.1	7%	16.2	6%
Total customer cash and deposits from continuing operations ($B)	34.4	32.3	7%	33.9	1%
Total customer cash and deposits from discontinued operations ($B)	-	-	N.M.	1.0	N.M.
Total customer cash and deposits ($B)	$34.4	$32.3	7%	$34.9	(1)%

Unexercised stock plan customer options (unvested) ($B)	$12.0	$10.7	12%	$20.2	(41)%

Market Making
Equity shares traded (MM)	49,824	27,418	82%	33,503	49%
Average revenue capture per 1,000 equity shares	$0.339	$0.893	(62)%	$0.566	(40)%
% of Bulletin Board equity shares to total equity shares	86.8%	80.3%	7%	87.8%	(1)%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 Capital Ratio(12)	5.63%	6.29%	(0.66)%	6.78%	(1.15)%
Risk-based Capital Ratio(12)	11.85%	12.95%	(1.10)%	12.36%	(0.51)%
E*TRADE Bank excess tier 1 capital ($MM)(12)	$288.1	$578.5	(50)%	$859.9	(66)%
E*TRADE Bank excess risk-based capital ($MM)(12)	$450.5	$714.7	(37)%	$695.3	(35)%

Loans receivable ($MM)
Average loans receivable	$25,083	$25,997	(4)%	$29,890	(16)%
Ending loans receivable, net	$23,272	$24,452	(5)%	$28,425	(18)%

One- to Four-Family

Loan performance detail ($MM)
Current	$11,112	$11,836	(6)%	$14,033	(21)%
30-89 days delinquent	587	594	(1)%	363	62%
90-179 days delinquent	453	273	66%	151	200%
Total 30-179 days delinquent	1,040	867	20%	514	102%
180+ days delinquent (net of $110M, $61M and $8M in charge-offs for Q109, Q408 and Q108, respectively)	429	320	34%	141	204%
Total delinquent loans	1,469	1,187	24%	655	124%
Gross loans receivable(13)	$12,581	$13,023	(3)%	$14,688	(14)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.67%	4.56%	0.11%	2.47%	2.20%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	7.01%	4.55%	2.46%	1.99%	5.02%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	11.68%	9.12%	2.56%	4.46%	7.22%
Total 30-179 days delinquent loans as a % of allowance for loan losses	336.78%	468.37%	(131.59)%	1241.78%	(905.00)%
Allowance for loan losses as a % of gross loans receivable	2.45%	1.42%	1.03%	0.28%	2.17%
Allowance for loan losses as a % of nonperforming loans	35.01%	31.22%	3.79%	14.17%	20.84%
Net charge-offs as a % of average loans receivable (annualized)	2.10%	1.74%	0.36%	0.38%	1.72%
Provision as a % of average loans receivable (annualized)	5.97%	3.56%	2.41%	0.98%	4.99%

Home Equity

Loan performance detail ($MM)
Current	$8,961	$9,431	(5)%	$11,029	(19)%
30-89 days delinquent	305	408	(25)%	277	10%
90-179 days delinquent	347	278	25%	222	56%
Total 30-179 days delinquent	652	686	(5)%	499	31%
180+ days delinquent (net of $21M, $12M and $9M in charge-offs for Q109, Q408 and Q108, respectively)	72	63	14%	63	14%
Total delinquent loans	724	749	(3)%	562	29%
Gross loans receivable(13)	$9,685	$10,180	(5)%	$11,591	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.15%	4.00%	(0.85)%	2.39%	0.76%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	4.33%	3.35%	0.98%	2.46%	1.87%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	7.48%	7.35%	0.13%	4.85%	2.63%
Total 30-179 days delinquent loans as a % of allowance for loan losses	79.62%	82.30%	(2.68)%	101.64%	(22.02)%
Allowance for loan losses as a % of gross loans receivable	8.45%	8.19%	0.26%	4.23%	4.22%
Allowance for loan losses as a % of nonperforming loans	195.07%	244.34%	(49.27)%	172.18%	22.89%
Net charge-offs as a % of average loans receivable (annualized)	9.79%	8.72%	1.07%	5.02%	4.77%
Provision as a % of average loans receivable (annualized)	9.18%	14.18%	(5.00)%	6.09%	3.09%

Consumer and Other

Loan performance detail ($MM)
Current	$2,157	$2,288	(6)%	$2,682	(20)%
30-89 days delinquent	41	33	24%	23	78%
90-179 days delinquent	8	7	14%	6	33%
Total 30-179 days delinquent	49	40	23%	29	69%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	50	41	22%	30	67%
Gross loans receivable(13)	$2,207	$2,329	(5)%	$2,712	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.85%	1.43%	0.42%	0.84%	1.01%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.41%	0.33%	0.08%	0.26%	0.15%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	2.26%	1.76%	0.50%	1.11%	1.15%
Total 30-179 days delinquent loans as a % of allowance for loan losses	66.47%	65.02%	1.45%	85.43%	(18.96)%
Allowance for loan losses as a % of gross loans receivable	3.32%	2.65%	0.67%	1.24%	2.08%
Allowance for loan losses as a % of nonperforming loans	804.96%	790.72%	14.24%	471.56%	333.40%
Net charge-offs as a % of average loans receivable (annualized)	3.77%	3.67%	0.10%	1.74%	2.03%
Provision as a % of average loans receivable (annualized)	5.83%	4.30%	1.53%	2.24%	3.59%

Total Loans Receivable

Loan performance detail ($MM)
Current	$22,230	$23,555	(6)%	$27,744	(20)%
30-89 days delinquent	933	1,035	(10)%	663	41%
90-179 days delinquent	808	558	45%	379	113%
Total 30-179 days delinquent	1,741	1,593	9%	1,042	67%
180+ days delinquent	502	384	31%	205	145%
Total delinquent loans	2,243	1,977	13%	1,247	80%
Total gross loans receivable(13)	$24,473	$25,532	(4)%	$28,991	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.81%	4.05%	(0.24)%	2.29%	1.52%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	5.36%	3.69%	1.67%	2.02%	3.34%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	9.17%	7.74%	1.43%	4.30%	4.87%
Total 30-179 days delinquent loans as a % of allowance for loan losses	144.95%	147.47%	(2.52)%	184.09%	(39.14)%
Allowance for loan losses as a % of gross loans receivable	4.91%	4.23%	0.68%	1.95%	2.96%
Allowance for loan losses as a % of nonperforming loans	91.60%	114.70%	(23.10)%	96.84%	(5.24)%
Net charge-offs as a % of average loans receivable (annualized)	5.32%	4.72%	0.60%	2.36%	2.96%
Provision as a % of average loans receivable (annualized)	7.24%	7.89%	(0.65)%	3.13%	4.11%

Activity in Allowance for Loan Losses
	Three Months Ended March 31, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/08	$185,163	$833,835	$61,613	$1,080,611
Provision for loan losses	190,687	230,102	33,174	453,963
Charge-offs, net	(67,044)	(245,291)	(21,431)	(333,766)
Allowance for loan losses, ending 3/31/09	$308,806	$818,646	$73,356	$1,200,808

	Three Months Ended December 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222
Provision for loan losses	117,279	369,892	25,703	512,874
Charge-offs, net	(57,234)	(227,341)	(21,910)	(306,485)
Allowance for loan losses, ending 12/31/08	$185,163	$833,835	$61,613	$1,080,611

	Three Months Ended March 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/07	$18,831	$459,167	$30,166	$508,164
Provision for loan losses	37,175	181,030	15,666	233,871
Charge-offs, net	(14,603)	(149,366)	(12,158)	(176,127)
Allowance for loan losses, ending 3/31/08	$41,403	$490,831	$33,674	$565,908

Average Enterprise Balance Sheet Data
	Three Months Ended
	March 31, 2009
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(14)	$25,083,318	$313,328	5.00%
Margin receivables	2,751,510	26,937	3.97%
Available-for-sale mortgage-backed securities	11,173,259	125,749	4.50%
Available-for-sale investment securities	126,307	2,034	6.44%
Trading securities	35,528	671	7.56%
Cash and cash equivalents(15)	4,937,608	5,736	0.47%
Stock borrow and other	588,748	8,101	5.58%
Total enterprise interest-earning assets	$44,696,278	482,556	4.32%
Enterprise interest-bearing liabilities:
Retail deposits	$26,375,688	93,433	1.44%
Brokered certificates of deposit	293,714	3,581	4.94%
Customer payables	3,771,868	2,802	0.30%
Repurchase agreements and other borrowings	7,589,825	66,075	3.48%
FHLB advances	3,683,600	41,204	4.47%
Stock loan and other	422,639	868	0.83%
Total enterprise interest-bearing liabilities	$42,137,334	207,963	1.98%
Enterprise net interest income/spread(6)		$274,593	2.34%

	Three Months Ended
	December 31, 2008
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(14)	$25,997,688	$354,966	5.46%
Margin receivables	3,463,271	39,603	4.55%
Available-for-sale mortgage-backed securities	10,391,623	118,756	4.57%
Available-for-sale investment securities	131,079	2,236	6.82%
Trading securities	32,361	562	6.94%
Cash and cash equivalents(15)	3,704,176	11,090	1.19%
Stock borrow and other	608,608	6,971	4.56%
Total enterprise interest-earning assets	$44,328,806	534,184	4.82%
Enterprise interest-bearing liabilities:
Retail deposits	$25,214,422	121,745	1.92%
Brokered certificates of deposit	663,116	8,556	5.13%
Customer payables	3,897,877	4,346	0.44%
Repurchase agreements and other borrowings	7,911,717	83,079	4.11%
FHLB advances	3,912,839	46,467	4.65%
Stock loan and other	433,502	1,873	1.72%
Total enterprise interest-bearing liabilities	$42,033,473	266,066	2.50%
Enterprise net interest income/spread(6)		$268,118	2.32%

	Three Months Ended
	March 31, 2008
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(14)	$29,925,013	$451,574	6.04%
Margin receivables	6,683,969	90,937	5.47%
Available-for-sale mortgage-backed securities	9,281,381	110,072	4.74%
Available-for-sale investment securities	169,848	2,835	6.67%
Trading securities	572,817	10,708	7.48%
Cash and cash equivalents(15)	1,468,776	13,833	3.79%
Stock borrow and other	793,450	15,640	7.93%
Total enterprise interest-earning assets	$48,895,254	695,599	5.70%
Enterprise interest-bearing liabilities:
Retail deposits	$25,383,594	171,535	2.72%
Brokered certificates of deposit	1,229,811	15,169	4.96%
Customer payables	4,348,906	9,910	0.92%
Repurchase agreements and other borrowings	7,980,130	94,934	4.71%
FHLB advances	5,974,084	70,802	4.69%
Stock loan and other	1,679,887	10,640	2.55%
Total enterprise interest-bearing liabilities	$46,596,412	372,990	3.20%
Enterprise net interest income/spread(6)		$322,609	2.50%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(In thousands)
Enterprise net interest income	$274,593	$268,118	$322,609
Taxable equivalent interest adjustment(16)	(714)	(691)	(3,698)
Customer cash held by third parties and other(17)	4,783	6,670	7,460
Net operating interest income	$278,662	$274,097	$326,371

Supplemental Portfolio Disclosure

Mortgage Loan Portfolio(18)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at March 31, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$3,777	$680	$507	$309	$188	$4	$5,465
70%-80%	4,426	970	749	413	184	5	6,747
80%-90%	86	31	29	24	12	-	182
>90%	68	24	24	15	15	-	146
Total	$8,357	$1,705	$1,309	$761	$399	$9	$12,540

One- to Four-Family 30+ Days Delinquent Loan Distribution
March 31, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$145	$65	$65	$52	$29	$1	$357
70%-80%	483	206	174	109	51	-	1,023
80%-90%	16	10	11	10	5	-	52
>90%	14	6	5	6	6	-	37
Total	$658	$287	$255	$177	$91	$1	$1,469

Home Equity Loan Distribution
Unpaid principal balances at March 31, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$2,125	$360	$289	$126	$100	$10	$3,010
70%-80%	1,033	291	243	94	82	1	1,744
80%-90%	1,693	566	527	215	146	1	3,148
>90%	883	296	247	127	78	-	1,631
Total	$5,734	$1,513	$1,306	$562	$406	$12	$9,533

Home Equity 30+ Days Delinquent Loan Distribution
March 31, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$24	$11	$15	$7	$7	$1	$65
70%-80%	40	24	22	11	11	-	108
80%-90%	139	68	71	31	26	-	335
>90%	91	46	41	25	14	-	217
Total	$294	$149	$149	$74	$58	$1	$725
Investment Securities Portfolio

Book value at March 31, 2009 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Mortgage-backed securities backed by U.S. Government sponsored and federal agencies	$11,118	$-	$-	$-	$-	$11,118
Collateralized mortgage obligations and other	577	64	9	33	214	897
Municipal bonds, corporate bonds and FHLB stock	214	12	64	-	20	310
Total	$11,909	$76	$73	$33	$234	$12,325

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

Beginning in the first quarter of 2009, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. As a result, the Company now reports its operating results in two segments: 1) “Trading and Investing”, which includes the businesses that were formerly in the “Retail” segment and now includes the Company’s market-making business, and 2) “Balance Sheet Management”, which includes the businesses from the former “Institutional” segment, other than the market-making business.

Corporate Cash

Corporate cash represents cash held at the parent company. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries.

EBITDA

EBITDA represents net income (loss) from continuing operations before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company ("ETBH" or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income, corporate interest expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances and cash that earns interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the periods presented, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(5) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for March 31, 2009 and December 31, 2008 includes $30.0 million and $45.3 million, respectively, which we invested in The Primary Fund and is included as a receivable in the other assets line item as The Reserve Fund has not indicated when the funds will be distributed back to investors.

(6) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(7) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“ETBH” or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from Loss before income taxes and discontinued operations:

	Q1 2009	Q4 2008	Q1 2008
Loss before income tax benefit and discontinued operations	$(344,056)	$(445,342)	$(149,575)
Add back:
Non-bank loss before income tax benefit and discontinued operations(b)	87,540	85,542	90,285
Provision for loan losses	453,963	512,874	233,871
(Gain) loss on securities, net(c)	(16,507)	11,410	8,069
Bank earnings before taxes and before credit losses	$180,940	$164,484	$182,650

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries including Corporate and Brokerage, but excluding the Bank.

(c) (Gain) loss on securities, net is included in the Gain (loss) on loans and securities, net line item on the consolidated statement of loss.

(8) During the first quarter of 2009, we updated the definition of an active Complete Savings Account. Prior to this update, all Complete Savings Accounts were considered an active account including those accounts with a nominal positive balance. Subsequent to this change, only Complete Savings Accounts with a balance of $25 or more are considered an active account. We believe this change improves the usefulness of our Complete Savings Account metric as it is now more consistent with our definition of an active brokerage account. The impact of this change is summarized in the table below. All prior periods presented have been updated to reflect this change.

	Q4 2008	Q1 2008
Previously reported end of period banking accounts	916,961	858,942
Reduction due to revised definition	(99,738)	(59,370)
Revised end of period banking accounts	817,223	799,572

(9) During the first quarter of 2009, we updated the definition of an active customer to exclude customers that only have a Complete Savings Account with a balance of less than $25. Net new customers from discontinued operations and other consists of customers related to our discontinued operations and the impact of an improvement in our customer identification methodology implemented during the second quarter of 2008. All prior periods presented have been updated to reflect this change.

(10) Excludes customer payables (cash) from discontinued operations.

(11) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts.

(12) Q109 estimate based on the regulatory minimum well-capitalized threshold.

(13) Includes unpaid principal balances and premiums (discounts).

(14) Excludes loans to customers on margin.

(15) Includes segregated cash balances.

(16) Gross-up for tax-exempt securities.

(17) Includes interest earned on average customer assets of $2.8 billion, $3.0 billion and $3.3 billion for the quarters ended March 31, 2009, December 31, 2008 and March 31, 2008, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

(18) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. CLTV calculations for home equity lines of credit are based on drawn balances. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com